Exhibit 99.1

Pacific Sands, Inc. Retires 21.8% of Outstanding Shares; Company Completes Management Transition Obligations: Returns Former Officer's and Insider Shares to Treasury

    RACINE, Wis.--(BUSINESS WIRE)--Feb. 11, 2005--Pacific Sands, Inc. (OTCBB:PFSD) has completed its financial obligations under the terms of the company management transition dated 17 June, 2004 and has returned 7,559,187 shares of its common stock to the transfer agent to be retired and returned to treasury.
    As of the date of this filing, the company had 34,248,656 shares issued and outstanding. Following the completion of the retirement of shares, the company will have 27,088,973 shares issued and outstanding, a reduction of 21.8%.
    Former President and CEO, Stan Paulus agreed to waive a portion of his financial settlement owed him by the company in order to help offset unanticipated post-transition expenses.

    About Pacific Sands

    Pacific Sands, Inc. develops, manufactures and markets environmentally safe, nontoxic cleaning and water treatment solutions for industrial and consumer products.

    Safe Harbor Act Disclaimer

    The statements contained in this release and statements that the company may make orally in connection with this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in the forward-looking statements, since these forward-looking statements involve risks and uncertainties that could significantly and adversely impact the company's business. Therefore, actual outcomes and results may differ materially from those made in forward-looking statements.

    CONTACT: Pacific Sands, Inc.
             JT Ploch, 608-577-6482 (Investor Relations) pacificsandsir@charter.net
             Web site: http://www.pacificsandsinc.com/ http://www.ecoonespa.com